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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00289) pertaining to the Robbins & Myers, Inc. Savings Plan for Union Employees of our report dated May 11, 2001, with respect to the financial statements and schedule of the Robbins & Myers, Inc. Savings Plan for Union Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                              /s/ Ernst & Young LLP

Dayton, Ohio
June 26, 2001